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ADAMIS PHARMACEUTICALS CORPORATION

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Adamis Urges Stockholders to Vote to Reelect the Company’s Board of Directors at
Upcoming Annual Meeting on Friday, July 16th

SAN DIEGO--(BUSINESS WIRE)--Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis” or the “Company”) today urged its valued stockholders to vote to reelect all five members of the Company’s Board of Directors (the “Board”) at the upcoming Annual Meeting of Stockholders (the “Annual Meeting”) on July 16, 2021. In addition, the Board issued the following statement:

“Ahead of this year’s Annual Meeting, the Board prioritized engaging with stockholders and gathering feedback regarding the Company’s governance, operational priorities and overall strategy. We very much appreciate that a large cross-section of stockholders ultimately provided their candid viewpoints to us and our representatives. The Board is committed to factoring these important views into its go-forward plans. While the road to value creation in the biotechnology and pharmaceutical industries is often bumpy, we firmly believe that Adamis now has tangible pipeline momentum that can be built on over the next year. The Board will focus on putting stockholders’ interests first and making decisions that can position Adamis to become a source of enduring value for investors, patients, providers and society as a whole.”

For more information about the Company’s strategic priorities and high-potential pipeline, please view our updated investor presentation here.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. The Company’s SYMJEPI (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis. Adamis’ naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose is currently under FDA review. Adamis is developing additional products, including treatments for acute respiratory diseases, such as COVID-19, and radiation dermatitis. The company’s subsidiary, US Compounding Inc. (“USC”), compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use by hospitals, clinics, surgery centers, and vet clinics throughout most of the United States. For additional information about Adamis Pharmaceuticals, please visit www.adamispharmaceuticals.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to the following statements: the Company’s beliefs concerning the safety and effectiveness of Tempol and the Company’s other product candidates; the timing of commencement or completion of any studies or trials relating to Tempol and the availability of funding for studies or trials; the results of any studies or trials that the Company may conduct relating to Tempol; the Company’s ability to successfully commercialize the products and product candidates described in this press release, itself or through commercialization partners, and the Company’s beliefs concerning the commercial success of its products; future regulatory actions relating to the Company’s New Drug Application (“NDA”) relating to its ZIMHI product; the Company’s beliefs concerning the benefits, enforceability, and extent of intellectual property protection afforded by patents and patent applications that it owns or has licensed and its rights under applicable license agreements, and its ability to enforce its patents and other intellectual property rights against third parties; the Company’s expectations concerning future growth; expectations and statements about the Company’s strategies, objectives, future goals and achievements; and other statements concerning our future operations, activities and financial results. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. There can be no assurances regarding the outcome of trials or studies relating to Tempol or that Tempol will be found to be safe and effective in the treatment of COVID-19 or any other indication. There can be no assurances that future sales of SYMJEPI will meet our expectations. There can be no assurances regarding the timing or outcome of the FDA’s review of our resubmitted NDA relating to ZIMHI, or that the Company will be able to successfully take any actions or develop any additional information that the FDA may require in connection with its review of the resubmitted NDA for ZIMHI. There can be no assurances that the FDA will consider the Company’s responses included in the resubmitted NDA relating to ZIMHI as satisfactory, or that the product will be able to compete successfully in the market if approved and launched. The Company may not achieve one or more of the future goals described in the press release either within the anticipated time periods or at all. In addition, as previously disclosed, each of the Company and USC previously received a subpoena from the U.S. Attorney’s Office for the Southern District of New York issued in connection with a criminal investigation. Accordingly, all forward-looking statements are subject to the outcome of this investigation, as well as the related investigation being conducted by the Company’s Audit Committee. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contacts

Saratoga Proxy Consulting

John Ferguson / Ann Marie Mellone, 212-257-1311

jferguson@saratogaproxy.com / amellone@saratogaproxy.com

MKA
Greg Marose, 646-386-0091

gmarose@mkacomms.com

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